Exhibit 3(a)(4)                                                STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                      filed 0:9:00 AM 03/08/1999
                                                             991090387 - 0524612

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS

                                 CERTIFICATE FOR
                         RENEWAL AND REVIVAL OF CHARTER

CENTURY LABORATORIES, INC., a corporation organized under the laws of the State of Delaware, the charter of which was voided for Non-payment of taxes, now desires a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.    The name of this corporation is Century Laboratories, Inc.

2. Its registered office and registered agent in the State of Delaware is The Corporation Trust Company, located at 1209 Orange Street, City of Wilmington, County of Newcastle, Postal Code 19801.

3. The date of filing of the original Certificate of Incorporation in Delaware was June 16, 1958.

4. The date when restoration, renewal and revival of the charter of this company is to commence is February 28, 1994, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected Directors of the corporation in accordance with the laws of the State of Delaware.

5. This corporation was duly organized and carried out the business authorized by its charter until March 1,1994, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected Directors of the corporation in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of Charters, Edwin Mendlinger, President, is an authorized officer and has hereunto set his hand to this Certificate this 8th of March, 1999.

/s/ Edwin Mendlinger
----------------------------
Edwin Mendlinger, President
ATTEST:

Edwin Mendlinger
/s/ Edwin Mendlinger
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